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                                                                  EXHIBIT 10.116



                           SECOND AMENDED AND RESTATED


                         SUBORDINATED SECURITY AGREEMENT


        SECOND AMENDED AND RESTATED SUBORDINATED SECURITY AGREEMENT dated as of November 30, 2001 (the "Subordinated Security Agreement" or this "Agreement") between ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation ("Finco") and ONYX ACCEPTANCE CORPORATION, a Delaware corporation (the "Seller").

                              W I T N E S S E T H :

        WHEREAS, pursuant to the Amended and Restated Sale and Servicing Agreement (the "Former Sale Agreement") dated as of September 4, 1998 between the Seller and Finco, the Seller from time to time sold to Finco and Finco from time to time purchased from the Seller certain contracts secured by automobiles, vans and light trucks;

        WHEREAS, a portion of the purchase price for such contracts is represented by a subordinated note issued by Finco to the Seller (the "Subordinated Note");

        WHEREAS, the parties to the Former Sale Agreement have amended and restated the Former Sale Agreement into the Second Amended and Restated Sale and Servicing Agreement (as the same may from time to time be amended, supplemented, modified or amended and restated, the "Sale Agreement") dated as of the date hereof between the Seller and Finco, pursuant to which the Seller from time to time will sell to Finco, and Finco from time to time will purchase from the Seller certain contracts secured by automobiles, vans and light trucks (the "Contracts");

        WHEREAS, a portion of the purchase price for the Contracts also will be represented by the Subordinated Note;

        WHEREAS, Finco has entered into the Second Amended and Restated Triple-A One Security Agreement dated as of the date hereof (the "Triple-A One Security Agreement") with Triple-A One Funding Corporation ("Triple-A One"), Onyx Acceptance Corporation, as servicer (the "Servicer"), and Capital Markets Assurance Corporation, as collateral agent (the "Collateral Agent") pursuant to which Finco has granted to the Collateral Agent a first priority security interest in the Contracts and certain other collateral;

        WHEREAS, in order to secure the Subordinated Note, Finco has granted to the Seller a subordinated security interest in the Contracts and certain other collateral, subject to the prior rights of the Collateral Agent, pursuant to the Amended and Restated Subordinated Security Agreement dated as of September 4, 1998, between the Seller and Finco (as amended to the date hereof, the "Amended and Restated Subordinated Security Agreement");

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        WHEREAS, the Seller's security interests in the Contracts and certain other collateral granted pursuant to this Agreement is subordinated to the rights of the Collateral Agent and its rights to exercise any remedies under this Agreement are limited for so long as any amounts secured under the Triple-A One Security Agreement are outstanding; and

        WHEREAS, the Seller and Finco wish to further amend and restate the Amended and Restated Subordinated Security Agreement as hereinafter provided;

        NOW, THEREFORE, in consideration of the premises and to induce the Seller to sell Contracts to Finco pursuant to the Sale Agreement, Finco hereby agrees with the Seller as follows:

SECTION 1. Defined Terms.

        (a) As used in this Subordinated Security Agreement or any certificate or other document made or delivered pursuant hereto, the capitalized terms used herein and therein shall, unless otherwise defined herein, have the meanings assigned to them in the Second Amended and Restated Definitions List dated as of the date hereof that is attached as Exhibit A to the Second Amended and Restated Triple-A One Credit Agreement dated as of the date hereof among Finco, Triple-A One, CapMAC Financial Services, Inc. and the Collateral Agent, as the same may be amended, modified, restated or amended and restated from time to time, which is incorporated herein by reference (the "Definitions List").

        (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Subordinated Security Agreement shall refer to this Subordinated Security Agreement as a whole and not to any particular provision of this Subordinated Security Agreement, and paragraph references are to this Subordinated Security Agreement unless otherwise specified.

        (d) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

        (e) The following terms that are defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Supporting Obligations, Tangible Chattel Paper and Proceeds.

SECTION 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity or otherwise) of the Subordinated Note and all other obligations of Finco to the Seller hereunder and


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under the Sale Agreement (collectively, the "Obligations") and subject to the prior rights of the Collateral Agent under the Triple-A One Security Agreement, Finco hereby assigns, pledges, grants, conveys, transfers, delivers and sets over to the Seller a security interest in all Finco's right, title and interest in, to and under the following, whether now owned or hereafter acquired, in each case (other than clause (i)) only as related to the Purchased Contracts (collectively, the "Collateral"). For further clarification, all Collateral as heretofore described in this Section 2 (other than clause (i)) shall relate to and be in respect of Purchased Contracts as defined herein, subject to any and all provisos, as applicable, expressly included in the definition thereof.

        (a) all Chattel Paper, including, without limitation, the Purchased Contracts and other contracts and Supporting Obligations related to the Purchased Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time) and amounts paid or payable with respect thereto;

        (b) all Files (including all Dealer Assignments) and Contract Lists, and all right, title and interest of Finco in and to the documents, agreements and instruments included in the Files, including, without limitation, rights of recourse of Finco against Vehicle Dealers;

        (c) all Insurance Policies and all rights of Finco in all Insurance Policies;

        (d) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to Finco in and to Purchased Contracts and Vehicles, and all accessions thereto and replacements thereof, and in any other property in which a security interest is assigned or transferred to Finco;

        (e) all of Finco's Equipment, Inventory, General Intangibles, Documents, Instruments, Accounts, general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, tapes, cards, computer tapes and all other data and data storage systems (whether in the possession of Finco or any other Person) relating to any of the foregoing;

        (f) all Deposit Accounts, moneys, deposits, funds, accounts and instruments relating to the foregoing;

        (g) each Lock-Box, the funds on deposit in the Clearing Account pursuant to Section 5(d) of the Triple-A One Security Agreement, the Collection Account (including, without limitation, all funds at any time on deposit therein and all Permitted Investments in which such funds may at any time be invested);

        (h) the Sale Agreement and all other Operative Documents to which Finco is a party, including, without limitation, all rights of Finco to amounts due or to become due under or in connection with, and to enforce, such agreements;


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        (i) any Hedge Agreement and any guarantees or other credit enhancement associated therewith; and

        (j) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

SECTION 3. Notice to Obligors. Subject to the terms of Section 21 hereof and
Section 5.3 of the Sale Agreement and of the other Operative Documents, at any time upon the request of the Seller, Finco shall notify the Obligors that the Purchased Contracts have been reassigned to the Seller and that payments in respect thereof shall be made directly to the Seller. Subject to the terms of
Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, the Seller may in its own name or in the name of others communicate with the Obligors to verify with them to its satisfaction the existence, amount and terms of any Purchased Contracts.

        (a) Analysis of Contracts. Subject to the terms of Section 21 hereof and
Section 5.3 of the Sale Agreement and of the other Operative Documents, the Seller shall have the right to make test verifications of the Purchased Contracts in any manner and through any medium that it considers advisable, and Finco shall furnish or cause to be furnished by the Servicer all such assistance and information as the Seller may require in connection therewith. In addition, at any time and from time to time, upon the Seller's request, Finco shall cause independent public accountants or others satisfactory to the Seller to furnish to the Seller reports showing reconciliations, aging and test verifications of, and trial balances for, the Purchased Contracts.

        (b) Proceeds. Subject to the terms of Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, any Proceeds, when collected by Finco or the Servicer, shall be forthwith turned over to the Seller by Finco or the Servicer (as the case may be) in the exact form received, duly endorsed to the Seller, and until so turned over, shall be held by Finco or the Servicer (as the case may be) in trust for the Seller. Such Proceeds shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as set forth in the Triple-A One Security Agreement. Subject to the terms of Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, upon the request of the Seller, Finco shall deliver or cause to be delivered to the Seller (or such other Person as then may be acting as custodian for the Purchased Contracts) all Files relating to the Purchased Contracts, including original and other documents evidencing, and relating to, the transactions which created the Purchased Contracts, including, without limitation, all original orders, invoices, receipts and similar documents.

        (c) Document Delivery. Subject to the terms of Section 21 hereof (it being understood that for so long as the Triple-A One Security Agreement is in effect the provisions of that Agreement shall control), as necessary, Finco shall mark the computer tape with respect to each Purchased Contract and File to reflect the interest of the Seller.


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SECTION 4. Representations and Warranties. Finco hereby represents and warrants that:

        (a) Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to the Triple-A One Security Agreement and the Lien granted to the Seller pursuant to this Subordinated Security Agreement and the other Liens permitted pursuant to any of the other Operative Documents, Finco owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent pursuant to the Triple-A One Security Agreement and in favor of the Seller pursuant to this Subordinated Security Agreement or as may be permitted pursuant to any Operative Document.

        (b) Perfected Liens. The Liens granted pursuant to this Subordinated Security Agreement constitute perfected Liens on the Collateral in favor of the Seller, subject only to the prior Lien of the Collateral Agent, and are enforceable as such against all creditors of and purchasers from Finco.

        (c) Chief Executive Office; Incorporation. Finco's chief executive office and chief place of business is located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California, 92610 and its state of incorporation is Delaware.

        (d) Locations. All Collateral is located at the addresses listed on
Schedule 4(d) hereto.

SECTION 5. Covenants. Subject to the terms of Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, Finco covenants and agrees with the Seller that until the Obligations are paid in full and the Sale Agreement is terminated:

        (a) Further Documentation. At any time and from time to time, upon the written request of the Seller, and at the sole expense of Finco, Finco will promptly and duly execute and deliver such further instruments and documents and take such further action as the Seller may request for the purpose of obtaining or preserving the full benefits of this Subordinated Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens created hereby, including all steps necessary to maintain perfection of the security interest of Finco in each Vehicle; provided, however, that Finco shall not be obligated to take any action which, in the reasonable judgment of the Collateral Agent, would violate or conflict with the terms of the Triple-A One Security Agreement or any other Operative Document.

        (b) Maintenance of Records. Finco will keep and maintain, or cause to be maintained by the Servicer, at its cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Purchased Contracts. Finco will mark or cause the Servicer to


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mark its books and records pertaining to the Collateral to evidence this
Subordinated Security Agreement and the subordinated security interest granted hereby. With the prior written consent of the Collateral Agent, at any time upon the request of the Seller, Finco shall, during normal business hours, turn over or cause the Servicer to turn over any books and records to the Seller or to its designated representatives.

        (c) Compliance with Laws, etc. Finco will comply with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Finco's business; provided, however, that Finco may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Seller, adversely affect the Seller's rights or the priority of its Liens on the Collateral.

        (d) Compliance with Terms etc. Finco will perform and comply with all its Contractual Obligations relating to the Subordinated Note.

        (e) Limitation on Liens on Collateral. Finco will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created by the Triple-A One Security Agreement, the Liens created hereby and other than as permitted pursuant to the Operative Documents, and will defend the right, title and interest of the Seller in and to any of the Collateral against the claims and demands of all Persons whomsoever.

        (f) Limitations on Dispositions of Collateral. Finco will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as permitted by the Operative Documents.

        (g) Limitations on Modifications, Waivers, Extensions of Purchased Contracts. Finco will not, and will not permit the Servicer to, (i) amend, modify, terminate or waive any provision of any Purchased Contract in any manner which could have an adverse effect on the value of such Purchased Contract as Collateral, (ii) fail to exercise promptly and diligently each and every right which Finco may have under each Purchased Contract and (iii) act otherwise than in accordance with the Credit and Collection Policy.

        (h) Limitations on Discounts, Compromises, Extensions of Contracts. Other than pursuant to the Credit and Collection Policy, Finco will not, and will not permit the Servicer to, grant any extension of the time of payment of any of the Purchased Contracts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

        (i) Maintenance of Equipment. Finco will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and


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damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

        (j) Changes in Locations, Name, etc. Finco will not, without providing thirty (30) days prior written notice to the Seller, and without filing any UCC financing statements necessary or desirable (in the opinion of the Seller) to maintain the perfection and priority of the Seller's security interest in the Collateral, as provided for herein (i) change the location of its state of incorporation from that specified in Section 4(c) or remove its books and records from such location, (ii) permit any Equipment that it may acquire to be kept at a location other than that specified in Section 4(d), or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Seller in connection with this Subordinated Security Agreement would become misleading.

SECTION 6. Seller's Appointment as Attorney-in-Fact.

        (a) Powers. Subject to the terms of Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, Finco hereby irrevocably constitutes and appoints the Seller and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Finco and in the name of Finco or in its own name, from time to time in the Seller's discretion, for the purpose of carrying out the terms of this Subordinated Security Agreement, to take any and all lawful and appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Subordinated Security Agreement, and, without limiting the generality of the foregoing, Finco hereby gives the Seller the power and right, on behalf of Finco, without notice to or assent by Finco, to do the following:

               (i) upon the occurrence and during the continuance of any Wind-Down Event, in the name of Finco or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Purchased Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Seller for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Purchased Contract whenever payable;

               (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

               (iii) upon the occurrence and during the continuance of any Wind-Down Event, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Seller or as the Seller shall direct and to notify the Lock-Box Banks to follow the instructions of the


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Seller; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Finco with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Seller may deem appropriate; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral pursuant to Section 8 hereof as fully and completely as though the Seller were the absolute owner thereof for all purposes, and to do, at the Seller's option and Finco's expense, at any time, or from time to time, all lawful acts and things which the Seller deems necessary to protect, preserve or realize upon the Collateral and the Seller's Liens thereon and to effect the intent of this Subordinated Security Agreement, all as fully and effectively as Finco might do; and (H) compel the transfer of Finco's interest in all rights (by license, sublicense or otherwise) of any computer software necessary to collect the Purchased Contracts.

        Finco hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

        (b) Other Powers. Subject to the terms of Section 21 hereof and Section
5.3 of the Sale Agreement and of the other Operative Documents, Finco also authorizes the Seller, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        (c) No Duty on Seller's Part. The powers conferred on the Seller hereunder are solely to protect the Seller's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Seller shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Finco for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 7. Performance by Seller of Finco's Obligations. Subject to the terms of
Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, if Finco fails to perform or comply with any of its agreements contained herein, the Seller, as provided for by the terms of this Subordinated Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement.


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SECTION 8. Remedies. Subject to the terms of Section 21 hereof and Section 5.3 of the Sale Agreement and of the other Operative Documents, if a Wind-Down Event shall occur and be continuing, the Seller may exercise in addition to all other rights and remedies granted to it in this Subordinated Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Seller, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Finco or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Seller or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Seller shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Finco, which right or equity is hereby waived or released. Finco further agrees, at the Seller's request, to assemble the Collateral and the Files and make them available to the Seller at places which the Seller shall select, whether at Finco's premises or elsewhere. The Seller shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Seller hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Seller may elect, and only after such application and after the payment by the Seller of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Seller account for the surplus, if any, to Finco. To the extent permitted by applicable law, Finco waives all claims, damages, and demands against the Seller arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Sale Agreement at least ten (10) days before such sale or disposition. Finco shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Seller to collect such deficiency.

SECTION 9. Limitation on Seller's Duties in Respect of Collateral. The Seller's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Seller deals with similar property for its own account. Neither the Seller nor any of its


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directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Finco or otherwise.

SECTION 10. Powers Coupled with an Interest. All powers of attorney, authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

SECTION 11. Severability. Any provision of this Subordinated Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Assignment. Finco does hereby acknowledge that the Seller may pledge or otherwise transfer the Subordinated Note and all security therefore granted hereunder with the prior written consent of Triple-A One and the Program Manager.

SECTION 13. Section and Paragraph Headings. The section and paragraph headings used in this Subordinated Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 14. No Waiver; Cumulative Remedies. The Seller shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulge, omit or otherwise be deemed to have waived any right or remedy hereunder or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Seller, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise or any other right, power or privilege. A waiver by the Seller of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Seller would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

SECTION 15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Subordinated Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Finco and the Seller with the prior written consent of the Collateral Agent and the Program Manager; provided, however, that for so long as the Triple-A One Security Agreement shall be in effect, if the Collateral Agent shall have consented to a waiver, amendment, supplement or modification under the Triple-A One Security Agreement, the consent of the Seller shall be


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deemed automatically given under the comparable provision of this Subordinated
Security Agreement. No amendment shall be effective without prior written notice thereof to S&P and Moody's. This Subordinated Security Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of each of the parties hereto and their successors and assigns.

SECTION 16. Integration. This Subordinated Security Agreement represents the agreement of Finco with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Seller relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

SECTION 17. Counterparts. This Subordinated Security Agreement may be executed by one or more of the parties to this Subordinated Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 18. GOVERNING LAW. THIS SUBORDINATED SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS SUBORDINATED SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 19. Termination and Release.

        (a) This Subordinated Security Agreement and the security interests created or granted hereby shall remain in full force and effect until the indefeasible payment in full in cash of the Obligations and the Subordinated Note, at which time, following the receipt by the Seller of (i) written notice from the Program Manager that the Obligations have been so paid, and (ii) payment in full of the Subordinated Note, the security interest created or granted hereby shall terminate and the Seller shall, execute and deliver such documents and instruments (including without limitation UCC termination statements) necessary to evidence the termination of such security interest, as Finco may reasonably request.

        (b) (i) Finco Request for Release. Finco intends from time to time to sell Purchased Contracts and other related Collateral (x) to entities which will then privately or publicly sell securities backed by such Purchased Contracts and Collateral or (y) in whole loan bulk sales to Onyx Acceptance Corporation or, with the prior written consent of the Surety Provider, unaffiliated third parties, in each case, for a cash purchase price of not less than the aggregate Outstanding Balance of such Purchased Contracts plus accrued and unpaid interest thereon and other unpaid Finance Charges with respect thereto. The proceeds of all sales by Finco pursuant to clauses (x) and (y) above shall be applied first, to prepay the Triple-A One Note in an amount such that no Borrowing Base Deficiency exists after giving effect to such sale and such prepayment, second, to pay all amounts owing to the Surety Provider, Triple-A One, the Collateral Agent and the Program Manager, and third, to prepay the Subordinated Note. Upon not less than five (5) Business Days' prior written notice to the Seller, Finco may request that specified Purchased Contracts and other related Collateral be released in connection with such sales and the prepayment. In connection with such request, Finco shall execute and deliver to the Seller a Lien Release Request Certificate in the form attached hereto as Exhibit A. In selecting the Purchased Contracts enumerated in its Lien Release Request Certificate delivered to the Seller pursuant hereto, Finco shall employ selection procedures which are not adverse to the interests of the Seller.

               (ii) Seller Release. Upon the release by the Collateral Agent of its interest in whole or in part in the Purchased Contracts pursuant to Section 23(b) of the Triple-A One Security Agreement, the Seller shall, at the sole expense of Finco, execute and deliver a Seller Lien Release Certificate in the form attached hereto as Exhibit B which shall evidence the release of its security interest in the Purchased Contracts released by the Collateral Agent under the Triple-A One Security Agreement.

               (iii) Documents and Filings. In connection with any such release pursuant to this Section 19, Finco and the Seller, shall at the sole expense of Finco, execute and deliver any documents and instruments necessary to evidence the release of the Seller's security interest in such Purchased Contracts and other Collateral, including without limitation, forms UCC-2 prepared for filing in all appropriate jurisdictions.

SECTION 20. Conflict. In the event of any conflict between the terms of this Subordinated Security Agreement, on the one hand, and the terms of the Subordinated Note, Section 5.3 of the Sale Agreement or any other Operative Document, on the other hand, the terms of the Subordinated Note, Section 5.3 of the Sale Agreement or such other Operative Document, as the case may be, shall prevail.

SECTION 21. Standstill on Exercise of Rights. The Seller and Finco agree that neither the Seller nor any permitted assignee of the Seller may exercise or take any action to enforce any of the rights granted by Finco to the Seller in this Subordinated Security Agreement until such time as all of the Obligations (as defined in the Definitions List) of Finco to Triple-A One, the Banks, the Surety Provider, the Program Manager, the Collateral Agent, the Bank Agent and the Bank Collateral Agent under the Operative Documents have been indefeasibly paid in full in cash.

        IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Security Agreement to be duly executed and delivered as of the date first above written.


                                        ONYX ACCEPTANCE FINANCIAL CORPORATION

                                        By:_______________________________
                                        Name:
                                        Title:

                                        ONYX ACCEPTANCE CORPORATION

                                        By:_______________________________
                                        Name:
                                        Title:

                                  SCHEDULE 4(d)


                             Locations of Collateral


The Collateral is located at:

1.      Onyx Acceptance Corporation
        27051 Towne Centre Drive
        Suite 100
        Foothill Ranch, California 92610

2.      Schick DataBank
        26862 Vista Terrace
        Lake Forest, California

                                    EXHIBIT A


                        LIEN RELEASE REQUEST CERTIFICATE


                  from Finco to the Collateral Agent and Seller
            pursuant to Section 23 of Triple-A One Security Agreement
                and Section 19 of Subordinated Security Agreement



[date]



Capital Markets Assurance Corporation,
  as Collateral Agent
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

Onyx Acceptance Corporation
27051 Towne Centre Drive
Suite 100
Foothill Ranch, California  92610
Attention: Michael Krahelski


Re:  Onyx Acceptance Financial Corporation/
     Commercial Paper Program - Request for Release of Lien


Ladies and Gentlemen:

               Onyx Acceptance Financial Corporation ("Finco") refers to (i) the Second Amended and Restated Triple-A One Security Agreement dated as of November 30, 2001 as amended, supplemented or otherwise modified (the "Triple-A One Security Agreement"), and (ii) the Second Amended and Restated Subordinated Security Agreement dated as of November 30, 2001 (as amended, supplemented or otherwise modified, the "Subordinated Security Agreement"). Terms not otherwise defined herein are used herein as defined in the Second Amended and Restated Definitions List dated November 30, 2001.

               Finco submits this Lien Release Request Certificate pursuant to
Section 23 of the Triple-A One Security Agreement and Section 19 of the Subordinated Security Agreement and requests that the Capital Markets Assurance Corporation, in its capacity as

Collateral Agent under the Triple-A One Security Agreement and Onyx Acceptance Corporation in its capacity as Seller under the Subordinated Security Agreement ("Onyx") release (and Onyx cause its assignee to release) all of their liens on and security interests in the assets described on Schedule 1 attached hereto (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in Schedule 1).


                                        ONYX ACCEPTANCE FINANCIAL CORPORATION


                                        By:_______________________________
                                        Name:
                                        Title:

                                    EXHIBIT B


                         SELLER LIEN RELEASE CERTIFICATE


            pursuant to Section 19 of Subordinated Security Agreement


[Date]


Onyx Acceptance Financial Corporation
27051 Towne Centre Drive
Suite 200
Foothill Ranch, California  92610


               Re:  Partial Collateral Release


Ladies and Gentlemen:


               We hereby refer to the Lien Release Request Certificate submitted by Onyx Acceptance Financial Corporation ("Finco") dated _____________________, a copy of which is attached hereto (the "Request Certificate"). Pursuant to the Request Certificate, Onyx Acceptance Corporation, acting in its capacity as Seller under the Subordinated Security Agreement, hereby releases (and represents and warrants that it has caused its assignee to so release) its liens on and security interests in the assets identified in Schedule 1 attached to the Request Certificate (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in that Schedule 1).

               This Lien Release Certificate may be executed in any number of counterparts.

                                        ONYX ACCEPTANCE CORPORATION,
                                        as Seller

                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________